EXHIBIT 99.1

          Certification Pursuant To 18 U.S.C. Section 1350, As Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report of United Natural Foods, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the period ended January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven H. Townsend, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:

            1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                       /s/ Steven H. Townsend
                                                       ----------------------
                                                       Steven H. Townsend
                                                       Chief Executive Officer

                                                       March 14, 2003